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                                                                      EXHIBIT 15

   INDEPENDENT ACCOUNTANTS' AWARENESS LETTER


   November 15, 1999

   Anthony & Sylvan Pools Corporation and Subsidiary
   6690 Beta Drive
   Mayfield Village, Ohio, 44143

   We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of Anthony & Sylvan Pools Corporation and Subsidiary for the periods ended September 30, 1999 and 1998, as indicated in our report dated November 11, 1999; because we did not do an audit, we expressed no opinion on that information.

   We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, is incorporated by reference in Registration Statement No. 333-78731 on Form S-4.

   We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.






   DELOITTE & TOUCHE LLP

   Cleveland, Ohio







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